EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Option Care Health, Inc.:
We consent to the incorporation by reference in the registration statement (Nos. 333‑210530, 333-214039, 333-216630, 333-216631, and 333-239504) on Form S-3 and (Nos. 333-228312 and 333-228310) on Form S-8 of Option Care Health, Inc. of our reports dated March 11, 2021, with respect to the consolidated balance sheets of Option Care Health, Inc. as of December 31, 2020 and 2019, the related consolidated statements of comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes, and the effectiveness of internal control over financial reporting as of December 31, 2020, which reports appear in the December 31, 2020 annual report on Form 10‑K of Option Care Health, Inc.
Our report dated March 11, 2021, on the consolidated financial statements, refers to a change in method of accounting for leases.

/s/ KPMG LLP

Chicago, Illinois
March 11, 2021